Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Bernard H. Clineburg,

Tysons Corner, Virginia

Chairman, President & Chief Executive Officer

July 21, 2005

or

Robert A. Cern,

Executive Vice President & Chief Financial Officer

703-584-3400

CARDINAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS OF $2.3 MILLION, UP 262% FOR THE 2nd QUARTER

Deposits Top $1 Billion, 20th Banking Office Opened and Added to Russell Indices

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank, today announced the results of its second quarter operations, which ended on June 30, 2005.  The Company reported record net income of $2.3 million, up 262%, to $0.11 per diluted share in the second quarter of 2005 compared with $634 thousand or $0.03 per diluted share, in the second quarter of 2004.  Significant accomplishments during the second quarter included deposits exceeding the $1 billion mark for the first time, completion of the acquisition of Wilson/Bennett Capital Management, Inc., inclusion in the Russell 3000®, 2000®, and Microcap™ indices, completion of a secondary stock offering that raised $39.8 million, and opening of the Company’s 20th banking office.

Results of Operations

Net income for the quarter ended June 30, 2005 was $2.3 million, or $0.11 per diluted share, an increase of 262% compared to second quarter 2004 net income of $634 thousand, or $0.03 per diluted share. Weighted average diluted shares outstanding were 21.3 million and 18.8 million for the second quarter of 2005 and 2004, respectively. Net income for the six months ended June 30, 2005 was $3.9 million, or $0.19 per diluted share, compared to net income of $1.4 million, or $0.07 per diluted share, during the same period of 2004.  The weighted average diluted shares outstanding for the first six months of 2005 was 20.1 million compared to 18.3 million during the same period of 2004. The current year’s net income includes the operating results of George Mason Mortgage, LLC (“George Mason”), which was purchased by the Company in July 2004.

Net interest income increased 83% or $4.1 million to $9.1 million for the quarter ended June 30, 2005, compared to $5.0 million for the quarter ended June 30, 2004, due primarily to the additional income associated with increases in loans held for sale, net and loans receivable, net of fees. Non-interest income increased from $564 thousand for the quarter ended June 30, 2004 to $6.3 million for the quarter ended June 30, 2005, due primarily to a $4.0 million increase in net gain on sales of loans and a $974 thousand increase in management fee income. The increases in net gain on sales of loans and management fee income were attributable to the results of George Mason.  Most of the remaining increase in non-interest income is due to increased service charges on deposit accounts and loan service charges. Offsetting these revenue increases were a $506 thousand increase in the provision for loan losses, which was a result of increased loans receivable balances, and a $6.8 million increase in non-interest expenses, primarily attributable to the George Mason acquisition and continued bank branch expansion.  During the twelve months ended June 30, 2005, the Company opened seven branch banking facilities, including its 20th branch which is located in Woodbridge, Virginia that opened in June 2005. The Company anticipates opening two additional branch locations during the third quarter, including one in the District of Columbia at 18th & K Streets, a new market area for the Company.

For the six months ended June 30, 2005, net interest income increased by 72% to $16.9 million from $9.8 million during the comparable period of the prior year. Non-interest income for the six months ended June 30, 2005 increased by $10.0 million from the same period of 2004. Offsetting these revenue gains were a $981 thousand increase in the provision for loan losses and a $12.4 million increase in non-interest expenses. As with the results for the second quarter, the increase in net interest income is attributable to the income associated with increased balances of loans held for sale, net and loans receivable, net of fees. Similarly, the increase in non-interest income is primarily attributable to fees from George Mason, and the increase in non-interest expense is the result of the George Mason acquisition and continued branch expansion.

Performance Indicators

The Company’s net interest margin was 2.91% for the quarter ended June 30, 2005, compared to 2.82% for the same quarter of the prior year.  For the six months ended June 30, 2005, the Company’s net interest margin was 2.88% compared to 2.90% for the same period of 2004. For the year ended December 31, 2004, the Company’s net interest margin was 2.72%. The Company remains asset sensitive and therefore anticipates that net interest margin will improve in a rising rate environment.

Return on average assets was 0.70% for the quarter ended June 30, 2005, compared to 0.35% for the quarter ended June 30, 2004. Return on average equity was 7.61% for the quarter ended June 30, 2005, compared to 2.76% for the same quarter of the prior year. Return on average assets for the six months ended June 30, 2005 was 0.64%, and return on average assets for the same six months of 2004 was 0.39%. Return on average equity for the first six months of 2005 was 7.16%. Return on average equity for the same period of 2004 was 2.95%. The returns on average assets and average equity for the year ended December 31, 2004 were 0.37% and 3.69%, respectively.

Assets

The Company’s consolidated assets were $1.47 billion at June 30, 2005, an increase of $255.7 million, or 21%, from consolidated assets at December 31, 2004.

Loans Held for Sale and Loans Receivable

Loans held for sale, net were $475.1 million at June 30, 2005, compared to $365.5 million at December 31, 2004. Loans receivable, net of fees were $603.3 million at June 30, 2005, an increase of $113.4 million, or 23%, from December 31, 2004. The allowance for loan losses was 1.20% of loans receivable, net of fees at each of June 30, 2005 and December 31, 2004. During the quarter ended June 30, 2005, George Mason originated or acquired approximately $1.17 billion in loans, including managed company loans of approximately $600 million. During the first six months of 2005, George Mason originated or acquired approximately $2.01 billion in loans, including managed company loans of approximately $1.02 billion.

Asset Quality

Asset quality at the Company has improved since December 31, 2004 and remains strong. At June 30, 2005, non-accrual loans were $234 thousand, compared to $547 thousand at December 31, 2004. Non-accrual loans were 0.04% of total loans receivable at June 30, 2005 and 0.11% of total loans receivable at December 31, 2004. The Company did not have any foreclosed real estate properties at June 30, 2005 or December 31, 2004.

Deposits

For the first time in the Company’s history, total deposits exceeded $1 billion. Deposits have grown by $178.3 million, or 22%, since December 31, 2004. Brokered certificates of deposit were approximately 5% and 11% of total deposits at June 30, 2005 and December 31, 2004, respectively.

Management Comments

Bernard Clineburg, Chairman, President and CEO, said, “The Company accomplished several significant milestones during its second quarter. We successfully completed a secondary common stock offering which raised $39.8 million and increased our market capitalization. As a result, Cardinal is now included in the Russell 3000®, the Russell 2000®, and the Russell Microcap™ indices. We are quite proud of this accomplishment.  We also completed our previously announced acquisition of Wilson/Bennett Capital Management, Inc. and are integrating it into our operations and working to grow its revenues. However, Wilson/Bennett was accretive to earnings even without the benefit of a full quarter of ownership. We have continued to achieve phenomenal growth through increases in our loans and deposits.  The revenue streams of both Wilson/Bennett and George Mason will continue to enhance and diversify our earnings as our recently opened banking offices establish themselves and further contribute to the profitability of the Company.  We continue to be one of the largest publicly traded banks headquartered in Northern Virginia, serving one of the best banking markets in the country.”

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with respect to matters such as financial performance, branch expansion and the integration of recently acquired businesses. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission.

Learn More About Cardinal

To learn more about Cardinal Financial Corporation and its subsidiaries, please log on to www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

June 30, 2005 and December 31, 2004

(Dollars in thousands)

	(Unaudited) June 30, 2005	December 31, 2004	% Change
Cash and due from banks	$19,134	$15,205	25.8%
Federal funds sold	36,997	8,203	351.0%

Investment securities - available-for-sale	151,737	151,554	0.1%
Investment securities - held-to-maturity	127,364	137,953	-7.7%
Total investment securities	279,101	289,507	-3.6%

Other investments	7,598	8,110	-6.3%
Loans held for sale, net	475,098	365,454	30.0%

Loans receivable, net of fees	603,257	489,896	23.1%
Allowance for loan losses	(7,210)	(5,878)	22.7%
Loans receivable, net	596,047	484,018	23.1%

Premises and equipment, net	17,259	15,531	11.1%
Goodwill and intangibles, net	20,677	14,694	40.7%
Other assets	15,326	10,854	41.2%

TOTAL ASSETS	$1,467,237	$1,211,576	21.1%

Non-interest bearing deposits	$134,992	$105,424	28.0%
Interest bearing deposits	867,494	718,786	20.7%
Total deposits	1,002,486	824,210	21.6%

Other borrowed funds	163,344	201,085	-18.8%
Warehouse financing	38,126	30,245	26.1%
Mortgage funding checks	93,660	46,392	101.9%
Escrow liabilities	6,860	3,020	127.2%
Other liabilities	18,859	11,519	63.7%

Shareholders’ equity	143,902	95,105	51.3%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,467,237	$1,211,576	21.1%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Six Months Ended June 30, 2005 and 2004

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
Net interest income	$9,124	$4,998	82.6%	$16,946	$9,831	72.4%
Provision for loan losses	(820)	(314)	161.1%	(1,369)	(388)	252.8%
Net interest income after provision for loan losses	8,304	4,684	77.3%	15,577	9,443	65.0%

Service charges on deposit accounts	330	262	26.0%	610	502	21.5%
Loan service charges	618	89	594.4%	1,244	285	336.5%
Investment fee income	291	158	84.2%	450	336	33.9%
Net gain on sales of loans	4,035	48	8306.3%	7,615	62	12182.3%
Net realized gain on investment securities available-for-sale	33	—	100.0%	33	241	-86.3%
Management fee income	974	—	100.0%	1,498	—	100.0%
Other non-interest income	(6)	7	-185.7%	7	16	-56.3%
Total non-interest income	6,275	564	1012.6%	11,457	1,442	694.5%

Net interest income & non-interest income	14,579	5,248	177.8%	27,034	10,885	148.4%

Salaries and benefits	5,566	1,924	189.3%	10,435	4,064	156.8%
Occupancy	1,025	465	120.4%	2,071	961	115.5%
Depreciation	708	322	119.9%	1,389	632	119.8%
Data processing	486	197	146.7%	994	391	154.2%
Telecommunications	277	105	163.8%	610	208	193.3%
Other operating expense	3,059	1,285	138.1%	5,717	2,598	120.1%
Total non-interest expense	11,121	4,298	158.7%	21,216	8,854	139.6%
Net income before income taxes	3,458	950	264.0%	5,818	2,031	186.5%
Provision for income taxes	1,166	316	269.0%	1,915	678	182.4%
NET INCOME	$2,292	$634	261.5%	$3,903	$1,353	188.5%

Earnings per common share, basic	$0.11	$0.03	215.9%	$0.20	$0.08	161.0%
Earnings per common share, diluted	$0.11	$0.03	266.7%	$0.19	$0.07	171.4%
Weighted-average common shares outstanding - basic	21,096,617	18,401,199	14.6%	19,817,872	17,931,094	10.5%
Weighted-average common shares outstanding - diluted	21,321,508	18,797,570	13.4%	20,101,026	18,326,609	9.7%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(In thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
Income Statements:
Interest income	$15,926	$7,967	$29,417	$15,382
Interest expense	6,802	2,969	12,471	5,551
Net interest income	9,124	4,998	16,946	9,831
Provision for loan losses	820	314	1,369	388
Net interest income after provision for loan losses	8,304	4,684	15,577	9,443
Non-interest income	6,275	564	11,457	1,442
Non-interest expense	11,121	4,298	21,216	8,854
Net income before income taxes	3,458	950	5,818	2,031
Provision for income taxes	1,166	316	1,915	678
Net income	$2,292	$634	$3,903	$1,353

			June 30, 2005	December 31, 2004
Balance Sheet Data:
Total assets			$1,467,237	$1,211,576
Loans receivable, net of fees			603,257	489,896
Allowance for loan losses			(7,210)	(5,878)
Loans held for sale			475,098	365,454
Total investment securities			279,101	289,507
Total deposits			1,002,486	824,210
Other borrowed funds			163,344	201,085
Total shareholders’ equity			143,902	95,105

Common shares outstanding			24,327	18,463

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
Selected Average Balances
Total assets	$1,305,630	$729,516	$1,221,734	$697,070
Loans receivable, net of fees	559,725	356,959	532,941	346,805
Allowance for loan losses	(6,545)	(4,417)	(6,268)	(4,413)
Loans held for sale	387,890	468	338,730	301
Total investment securities	290,988	338,974	290,424	315,559
Earning assets	1,255,397	709,553	1,178,660	677,131
Total deposits	930,331	541,253	889,309	519,199
Other borrowed funds	202,803	94,650	178,328	84,098
Total shareholders’ equity	120,541	92,039	109,091	91,884
Weighted Average:
Common shares outstanding - basic	21,097	18,401	19,818	17,931
Common shares outstanding - diluted	21,322	18,798	20,101	18,327

Per Common Share Data:
Basic net income	$0.11	$0.03	$0.20	$0.08
Fully diluted net income	0.11	0.03	0.19	0.07
Book value	5.92	4.92	5.92	4.92
Tangible book value	5.07	4.92	5.07	4.92

Performance Ratios:
Return on average assets	0.70%	0.35%	0.64%	0.39%
Return on average equity	7.61%	2.76%	7.16%	2.95%
Net interest margin (1)	2.91%	2.82%	2.88%	2.90%
Efficiency ratio (2)	72.19%	77.27%	74.70%	78.54%
Non-interest income to average assets	1.92%	0.31%	1.88%	0.41%
Non-interest expense to average assets	3.41%	2.36%	3.47%	2.54%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.01%	0.06%
Non-performing loans to loans receivable, net of fees			0.04%	0.05%
Non-performing loans to total assets			0.02%	0.02%
Allowance for loan losses to loans receivable, net of fees			1.20%	1.18%
Allowance for loan losses to nonperforming loans			3081.2%	2316.5%

Capital Ratios:
Tier 1 risk-based capital			14.75%	17.16%
Total risk-based capital			15.49%	18.00%
Leverage capital ratio			11.23%	13.52%

(1) Net interest margin is calculated as net interest income divided by total average earnings assets.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2005 and 2004

(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2005		June 30, 2004		June 30, 2005		June 30, 2004
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$559,725	5.96%	$356,959	5.45%	$532,941	5.86%	$346,805	5.53%
Loans held for sale	387,890	4.80%	468	4.45%	338,730	4.73%	301	4.48%
Investment securities - available-for-sale	160,006	3.83%	181,147	3.43%	156,974	3.78%	161,637	3.50%
Investment securities - held-to-maturity	130,982	3.83%	157,827	3.75%	133,450	3.84%	153,922	3.67%
Other investments	6,515	4.49%	4,566	4.03%	5,847	4.35%	4,100	4.10%
Federal funds sold	10,279	3.02%	8,586	0.90%	10,718	2.60%	10,366	0.90%
Total interest-earning assets	1,255,397	5.07%	709,553	4.49%	1,178,660	4.99%	677,131	4.54%

Non-interest earning assets:
Cash and due from banks	10,110		10,958		6,336		10,607
Premises and equipment, net	17,333		8,065		17,167		7,449
Goodwill and intangibles, net	17,622		22		16,070		22
Accrued interest and other assets	11,713		5,335		9,769		6,274
Allowance for loan losses	(6,545)		(4,417)		(6,268)		(4,413)

TOTAL ASSETS	$1,305,630		$729,516		$1,221,734		$697,070

Interest-bearing liabilities:
Interest-bearing deposits	$818,092	2.71%	$460,262	2.18%	$781,225	2.63%	$442,504	2.17%
Other borrowed funds	202,803	2.52%	94,650	2.00%	178,328	2.56%	84,098	1.84%
Total interest-bearing liabilities	1,020,895	2.67%	554,912	2.15%	959,553	2.62%	526,602	2.11%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	112,239		80,991		108,084		76,695
Other liabilities	51,955		1,574		45,006		1,889

Shareholders’ equity	120,541		92,039		109,091		91,884

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,305,630		$729,516		$1,221,734		$697,070

NET INTEREST MARGIN		2.91%		2.82%		2.88%		2.90%

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Six Months Ended June 30, 2005 and 2004

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended June 30, 2005:

	Commercial Banking	Mortgage Banking	Investment Services	Intersegment Elimination	Other	Consolidated
Net interest income	$7,697	$1,632	$—	$—	$(205)	$9,124
Provision for loan losses	820	—	—	—	—	820
Non-interest income	470	5,505	291	—	9	6,275
Non-interest expense	5,872	4,426	324	—	499	11,121
Provision for income taxes	453	960	(17)	—	(230)	1,166
Net income (loss)	$1,022	$1,751	$(16)	$—	$(465)	$2,292

Total Assets	$1,310,707	$495,017	$7,228	$(511,046)	$165,331	$1,467,237

At and for the Three Months Ended June 30, 2004:

	Commercial Banking	Mortgage Banking	Investment Services	Intersegment Elimination	Other	Consolidated
Net interest income	$4,976	$—	$—	$—	$22	$4,998
Provision for loan losses	314	—	—	—	—	314
Non-interest income	406	—	158	—	—	564
Non-interest expense	3,728	—	185	—	385	4,298
Provision for income taxes	448	—	(8)	—	(124)	316
Net income (loss)	$892	$—	$(19)	$—	$(239)	$634

Total Assets	$804,041	$—	$701	$(85,553)	$90,833	$810,022

At and for the Six Months Ended June 30, 2005:

	Commercial Banking	Mortgage Banking	Investment Services	Intersegment Elimination	Other	Consolidated
Net interest income	$14,437	$2,943	$—	$—	$(434)	$16,946
Provision for loan losses	1,369	—	—	—	—	1,369
Non-interest income	845	10,145	450	—	17	11,457
Non-interest expense	11,465	8,376	545	—	830	21,216
Provision for income taxes	831	1,539	(38)	—	(417)	1,915
Net income (loss)	$1,617	$3,173	$(57)	$—	$(830)	$3,903

Total Assets	$1,310,707	$495,017	$7,228	$(511,046)	$165,331	$1,467,237

At and for the Six Months Ended June 30, 2004:

	Commercial Banking	Mortgage Banking	Investment Services	Intersegment Elimination	Other	Consolidated
Net interest income	$9,777	$—	$—	$—	$54	$9,831
Provision for loan losses	388	—	—	—	—	388
Non-interest income	1,106	—	336	—	—	1,442
Non-interest expense	7,779	—	424	—	651	8,854
Provision for income taxes	910	—	(30)	—	(202)	678
Net income (loss)	$1,806	$—	$(58)	$—	$(395)	$1,353

Total Assets	$804,041	$—	$701	$(85,553)	$90,833	$810,022